EXHIBIT 99.1

INVESTOR PRESENTATION
DECEMBER 2009

FORWARD LOOKING STATEMENTS

This presentation contains forward-looking statements within the meaning of the safe harbor provisions of the Securities Litigation Reform Act of 1995. Forward looking statements, which are based on managements assumptions and describe the Company's future plans, strategies and expectations, are generally identifiable by the use of terms such as "anticipate, ""will, ", "expect, ""believe, ""shall, " or similar expressions. These forward looking statements are subject to risks and uncertainties that may change at any time. These risks and uncertainties include, but are not limited to, general economic trends, adverse discounting actions taken by competitors, changes in consumer demand or purchase patterns, delays or interruptions in the flow of merchandise between the Company's suppliers and/or its distribution center and its stores, tightening of purchase terms by suppliers and their factors, a disruption in the Company's data processing services and other contingencies discussed in the Company's Securities and Exchange Commission filings. Hancock undertakes no obligation to release revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required to be reported under the rules and regulations of the Securities and Exchange Commission.

HANCOCK HISTORY

➢Founded in 1957 as privately owned wholesale distribution company

➢Acquired by Lucky Stores in 1972 and went public (NYSE: HKFI) on May 4, 1987

➢Expanded to 500 stores in early 1990's but had reduced to 444 by end of 2004

➢Began reorganization effort in Fourth Quarter of 2005 including closure of 37 stores and 10 percent staff reduction

➢Extended 2005 financial statement audit caused management distraction, significantly reduced liquidity, and ultimately default on loan facility

➢Hancock filed for Chapter 11 bankruptcy on March 21, 2007

➢Emerged August 1, 2008 with 265 stores

FOOTPRINT

As of Q3 FY 2009
Numbers represent store count in each state

INDUSTRY COMPOSITION

$27 BILLION U.S. RETAIL SALES

Per CHA Attitude & Usage Study — September 2009

INDUSTRY COMPETITORS

OUR CUSTOMER -- PASSIONATE ABOUT SEWING

35 Million Women Sew

56% of U.S. Households Sew
and/or Craft

Hancock's Customer is a sought after Consumer
➢Female
➢Median household income of $75,000
➢Homeownership rate of 75%

DRIVERS TO $100 PER SQUARE FOOT

Same Store Sales Growth Percentage

1. Cultural shift of associates towards customer service

2. Assortment improvement and expansion

3. Partnership in branding and marketing with Celebrity and Content experts

4. Geographic expansion through Hancockfabrics.com

OUR ASSOCIATES -- PASSIONATE ABOUT SEWING

CURRENT PRODUCT MIX

OUR PARTNERS  --  PASSIONATE ABOUT SEWING

HANCOCKFABRICS.COM

Site re-launched in August 2008

Partnered with V Commerce to
host site (customers include Best
Buy, Target, Coldwater Creek)

Comparable sales have increased
10%, 16%, and 44% in the 1st, 2nd,
and 3rd quarter, respectively
Goal is 10% of total revenue

MARGIN EXPANSION OPPORTUNITIES

. Gross Profit • Gross Margin %

1. Increase level of direct imports — currently in the high teens

2. Continue to emphasize shrink reduction — still above industry norms

3. Maximize freight reductions due to proximity of distribution center to Memphis

4. Drive efficiencies in sourcing and warehousing via distribution process improvements

Per Form 90-k, 2004 and 2005 restated to IVAC method of inventory accounting

SG&A REDUCTIONS

1. Implement standard methods of "One-Best Way" in store
organization to improve efficiencies

2. Provide centralized support throughout the organization

3. Increase utilization of technology to manage the business

4. Reengineering of processes to drive labor and cost savings

Per Form 90-k

IMPACT OF INITIATIVES

( Go to page 14 of this presentation on the Company's website for graphic information: http://phx.corporate-ir.net/External.File?item=UGFyZW50SUQ9MzYxODAwfENoaWxkSUQ9MzU1MzA1fFR5cGU9MQ==&t=1 )

EBITDA calculated as Operating Income plus Depreciation and Amortization per Cash Flow Statement (excludes all reorganization expense and discontinued operations

Free Cash Flow equal to net cash from operating activities before reorganization less cash used in investing activities

INVENTORY MANAGEMENT

          2004       2005       2006       2007       2008       Q3 2009
                     Inventory Balance                        Average Inventory per Store

1. Have taken significant efforts to increase productivity of inventory

2. Considerable improvements in all inventory metrics have been made

3. Additional improvements expected moving forward as we implement inventory management process, additional vendor managed inventory programs, and continue to lower product costs

Certain periods inventory balances restated to WAC from LIFO method of accounting

LONG TERM DEBT/EQUITY STRUCTURE

EXPERIENCED MANAGEMENT TEAM

➢Jane F. Aggers — President and CEO
➢Ms. Aggers has over 30 years of experience in the Fabric Industry and has served as the
Company's leader since 2005. Previously, she spent 24 years with Jo-Ann stores including seven years as Executive Vice President.

➢Rob Driskell — Executive Vice President and CFO
➢Mr. Driskell has significant financial management and leadership experience most recently with a large privately held construction firm. Prior to that, he held multiple positions in the public accounting arena, including assignments with several specialty retailers, culminating with the position of audit manager with KPMG, LLP.

➢Suzan Zewicke — Senior Vice President of Store Operations
➢Ms.Zewicke brings nearly 25 years of operations management experience, most recently as President of Devyn Larkham Associates, a retail consulting firm. Prior to that,
Ms.Zewicke served in several roles at Borders Group, Inc., most recently as Vice
President, Borders U.S. Operations. Ms. Zewicke also held several retail management positions with The Limited, Inc. and Burdines.

SUMMARY

➢Hancock is a leader in the retail fabric and sewing industry with LTM sales of $275 million

➢Well-positioned brand name in large fragmented market with two main competitors of which one is exiting the category

➢Four quarters of solid results post-bankruptcy equaling basic EPS of $0.21

➢Strong control of the business and the financials

➢Experienced management team in place whose turnaround efforts are succeeding